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                                                                   Exhibit 10.27

EXECUTIVE EMPLOYMENT AGREEMENT

        This EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is made as of December 21, 2001 between Vicente Anido, Jr., Ph.D. (the "Executive"), and ISTA Pharmaceuticals, Inc., a Delaware corporation (the "Company").

        WHEREAS, the Company desires to employ Executive and Executive desires to be employed by the Company, upon the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties agree as follows:

        1. EMPLOYMENT AND TERM. The Company hereby employs Executive, and Executive hereby accepts employment with the Company at its offices in Irvine, California, commencing on December 17, 2001 (the "Effective Date").

        2. POSITION AND DUTIES.

           (a) PRESIDENT AND CEO. Executive will hold the office of President and Chief Executive Officer of the Company, reporting to the Board of Directors of the Company (the "Board"), serving the Company faithfully and to the best of his ability, whereby he shall devote his full work time, attention, skill and efforts to the performance of his duties. Such duties shall be carried out principally at the Company's headquarters in Irvine, California, and such other locations upon which Executive and the Board may agree. Executive shall have such duties and responsibilities as are normal for such position, and will work in close cooperation with the Board who may from time to time set reasonable specific performance objectives in conjunction with Executive.

           (b) DIRECTOR. Executive will be elected to the Company's Board no later than the first Board meeting or action by written consent following the Effective Date.

        3. COMPENSATION. The Company shall pay Executive, and Executive hereby agrees to accept, as compensation for all services to be rendered to the Company and for Executive's agreements concerning intellectual property covenants described by Sections within this Agreement hereof and attachments to this Agreement, the compensation set forth in this Section 3.

           (a) SALARY. Beginning on the Effective Date, the Company shall pay Executive a base salary at the annual rate of Three Hundred Seventy Thousand Dollars ($370,000) (as the same may hereafter be adjusted by the Compensation Committee, the "Salary"). The Salary shall be inclusive of all applicable income, social security and other taxes and charges that are required by law to be withheld by the Company and shall be paid and withheld in accordance with the Company's normal payroll practices for its executive employees.

           (b) STOCK OPTIONS.

                (i) Executive will be granted a stock option to purchase the greater of (i) 1,000,000 shares of the Company's Common Stock or (ii) 5% of the current outstanding shares on a

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"fully diluted" basis (the "Shares"). The exercise price for the Shares shall be
$2 per share or the fair market value of the Company's Common Stock at the time of grant, which ever is less (the "Option"). The Option will have an early exercise feature. Subject to the accelerated vesting provisions set forth herein, the Option will vest as to 25% of the shares subject to the Option on the one year anniversary of the Effective Date, and as to 1/48th of the shares subject to the Option monthly thereafter, so that the Option will be fully vested and exercisable on the fourth anniversary of the Effective Date.

                (ii) For purposes of this Agreement, "fully diluted" shall mean the aggregate number of shares of Common Stock outstanding on an as converted basis plus the aggregate number of shares of Common Stock that could be obtained through the exercise or conversion of rights, options, warrants and convertible securities.

           (c) REIMBURSEMENT OF EXPENSES. During the course of employment, Executive shall be reimbursed for items of travel, food and lodging and miscellaneous expenses reasonably incurred by him on behalf of the Company, provided that such expenses are incurred, documented and submitted to the Company, all in accordance with the reimbursement policies of the Company in effect at the time the expenses were incurred.

           (d) BONUS. Executive shall be eligible to receive an annual performance bonus of up to 50% of his Salary upon the completion of performance goals established by the Board.

           (e) COMPANY BENEFITS. While employed by the Company, Executive shall be entitled to receive the benefits of employment described in the Company's Employee Handbook, when and as Executive becomes eligible for them. The Company's Employee Handbook may be revised from time to time at the sole discretion of the Company. Executive will be entitled to medical insurance for Executive, Executive's spouse and minor children and four weeks paid vacation per year. Additionally, the Company will pay for the costs of a long-term disability insurance policy for the benefit of the executive with coverage and premiums to be approved by the Board.

        4. PROPRIETARY INFORMATION AND INVENTIONS AND AGREEMENT. Executive agrees to enter into and be bound by the provisions of the Company's Proprietary Information and Inventions Agreement (the "Proprietary Agreement"), attached hereto as Exhibit A. Notwithstanding any termination of this Agreement or Executive's employment by the Company, Executive agrees to continue to be bound by the Proprietary Agreement. Executive agrees to comply with any and all current and future Company policies governing employees generally, and to execute and be bound by any future agreements required of executives, as a condition of employment, by the Board.

        5. OUTSIDE ACTIVITIES.

           (a) OTHER EMPLOYMENT. Executive currently serves as the Chairman of the Board of Directors of AdaptiveInfo and MDEdge, Inc., and as a director of Ferex and Avera Pharma. Except with the prior written consent of the Board or as set forth above, Executive will not serve on any other company's Board of Directors or undertake or engage in any other employment, occupation or business enterprise, other than ones in which Executive is a passive investor. Executive may engage


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in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of his duties hereunder.

                (b) PROFESSIONAL ACTIVITIES. Executive from time to time may engage in certain professional activities including seminars, speaking engagements, and authoring of publications so long as such activities do not materially interfere with the performance of his duties hereunder. Whenever possible, Executive's expenses should be reimbursed by the other party. Executive may retain all honoraria or payments received from such activities provided that the Company is not required to reimburse Executive for any expenses incurred by such activities.

                (c) CONFLICT OF INTEREST. While employed by the Company, Executive shall not engage in any activity in competition with or against the best interest of the Company and agrees to inform the Company of any potential conflict of interest as required in the Proprietary Agreement. This shall include assuming or maintaining any outside business relationship that might inhibit or prejudice the exercise of sound ethical judgment or that might otherwise adversely affect the Company such as: (i) employment or providing services with another firm while in the employment of the Company if the firm is a competitor, a supplier, or one that will likely become a competitor or supplier in the future, (ii) holding a substantial financial interest in a firm to which the Company makes sales, or that provides services, materials or equipment to the Company, and (iii) the acceptance of gifts or favors from an outside organization that are substantial enough to cause undue influence in conducting business for the Company.

        6. TERMINATION. Upon termination of Executive's employment hereunder, Executive shall be entitled to such compensation and benefits as described in this Section.

                (a) INVOLUNTARY TERMINATION PRIOR TO A CHANGE OF CONTROL. If Executive's employment with the Company terminates, prior to a "Change of Control" (as defined herein), other than voluntarily or for "Cause" (as defined herein), and Executive signs and does not revoke a standard release of claims with the Company, then, subject to Section 9, Executive shall be entitled to receive continuing payments of severance pay (less applicable withholding taxes) at a rate equal to his Salary, as then in effect, for a period of nine (9) months from the date of such termination, to be paid periodically in accordance with the Company's normal payroll policies.

                (b) VOLUNTARY TERMINATION; TERMINATION FOR CAUSE. If Executive's employment with the Company terminates voluntarily by Executive or for Cause by the Company, then (i) all vesting of the Option will terminate immediately and all payments of compensation by the Company to Executive hereunder will terminate immediately (except as to amounts already earned), and (ii) Executive will only be eligible for severance benefits in accordance with the Company's established policies as then in effect.

                (c) TERMINATION FOR DEATH. This Agreement shall terminate automatically upon Executive's death. If Executive's employment hereunder is terminated on account of his death, the Company shall pay to Executive's estate, as its sole right and remedy under this Agreement, all accrued and unpaid base salary and expense reimbursements through the date of Executive's death and Executive's estate shall also be entitled to receive any then accrued Company stock pursuant to


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his written agreement relating thereto, insurance and other rights and benefits to the extent, if at all, Executive was entitled to them under their respective terms.

           (d) DISABILITY. In the event that Executive, because of accident, disability or physical or mental illness, is incapable of performing his usual duties hereunder, the Company shall have the right to terminate Executive's employment hereunder upon thirty (30) days prior written notice to Executive. For purposes of this Section (d), Executive shall be deemed to have become incapable of performing his usual duties hereunder if the Board shall reasonably determine that Executive is, by reason of any medically-determinable physical or mental impairment expected to result in death or to be of a duration of not less than six (6) months, unable to perform consistently and materially his usual duties for the Company with or without reasonable accommodation. If Executive's employment hereunder is terminated pursuant to this section, the Company shall pay to Executive, as his sole and exclusive right and remedy under this Agreement all accrued and unpaid base salary and reimbursements through the date of Executive's termination and Executive shall also be entitled to receive any then accrued stock pursuant to his stock option agreement, insurance and other rights and benefits to the extent, if at all, Executive was entitled to them under their respective terms.

        7. CHANGE OF CONTROL BENEFITS.

           (a) VESTING ACCELERATION AFTER CHANGE OF CONTROL. If Executive's employment with the Company terminates other than voluntarily or for Cause following a Change of Control, all of the then unvested shares subject to the Option shall immediately vest.

           (b) SEVERANCE AFTER A CHANGE OF CONTROL. If Executive's employment with the Company terminates, after a Change of Control, other than voluntarily or for Cause, and Executive signs and does not revoke a standard release of claims with the Company, then, subject to Section 9, Executive shall be entitled to receive continuing payments of severance pay (less applicable withholding taxes) at a rate equal to his Salary, as then in effect, for a period of twenty-four months from the date of such termination, to be paid periodically in accordance with the Company's normal payroll policies.

        8. DEFINITIONS.

           (a) CAUSE. For purposes of this Agreement, "cause" shall mean: (i) any breach by Executive concerning confidential or proprietary information or conflict of interest as detailed by Sections within this Agreement or in the Proprietary Agreement, (ii) gross breach of fiduciary duty, (iii) material dishonesty, misrepresentation or theft, (iv) conviction of a crime involving moral turpitude, or (v) breach of any other material obligations under this Agreement, which breach has not been cured within thirty (30) days of written notice by the Company to Executive.

           (b) CHANGE OF CONTROL. For purposes of this Agreement, "Change of Control" shall mean: (i) the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power


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represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company, or (ii) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company's assets.

        9. CONDITIONAL NATURE OF SEVERANCE PAYMENTS.

           (a) NONCOMPETE. Executive acknowledges that the nature of the Company's business is such that if Executive were to become employed by, or substantially involved in, the business of a competitor of the Company during the nine months following the termination of Executive's employment with the Company, it would be very difficult for Executive not to rely on or use the Company's trade secrets and confidential information. Thus, to avoid the inevitable disclosure of the Company's trade secrets and confidential information, Executive agrees and acknowledges that Executive's right to receive the severance payments set forth in Sections 6 and 7 (to the extent Executive is otherwise entitled to such payments) shall be conditioned upon Executive not directly or indirectly engaging in (whether as an employee, consultant, agent, proprietor, principal, partner, stockholder, corporate officer, director or otherwise), nor having any ownership interest in or participating in the financing, operation, management or control of, any person, firm, corporation or business that competes with Company or is a customer of the Company. Upon any breach of this section, all severance payments pursuant to this Agreement shall immediately cease.

           (b) NON-SOLICITATION. Until the date twelve months after the termination of Executive's employment with the Company for any reason, Executive agrees not to either directly or indirectly soliciting, inducing, attempting to hire, recruiting, encouraging, taking away, hiring any employee of the Company or causing an employee to leave his or her employment either for Executive or for any other entity or person.

        10. MISCELLANEOUS.

           (a) SURVIVAL OF PROVISIONS. The provisions of this Agreement set forth by Sections within this Agreement hereof shall survive the termination of Executive's employment hereunder.

           (b) SUCCESSOR AND ASSIGNS. This Agreement shall insure to the benefit of and be binding upon the Company and Executive and their respective successors, executors, administrators, heirs, and or assigns; provided that neither party shall make any assignments of the Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party, except that the Company may assign its rights and obligations under this Agreement to a successor or affiliate of the Company without such consent.

           (c) NOTICES. Any notice hereunder by either party shall be given by personal delivery or by sending such notice by certified mail, or telecopied to the other party at its address set forth below or at such other address designated by notice in the manner provided in this section. Such notice shall be deemed to have been received upon the date of actual delivery if personally delivered or, in the case of mailing in two business days after deposit with the US mail, or in the case of facsimile transmission, during the business day when confirmed by the facsimile machine report or the next business day if received after normal business hours by the recipient.


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                (i)  If to the Company, to:

                     Chairman of the Board
                     ISTA Pharmaceuticals
                     15279 Alton Pkwy., Bldg. 100
                     Irvine, CA 92618

                (ii) If to Executive, to:

                     Vicente Anido, Jr., Ph.D.
                     1621 Bayside Drive
                     Corona del Mar, CA 92625

           (d) ENTIRE AGREEMENT; ATTACHMENTS. This Agreement and the Proprietary Agreement contain the entire agreement and understanding of the parties hereto relating to the subject matter hereof and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto relating to the employment of Executive with the Company. This Agreement may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.

           (e) WAIVER. The waiver of the breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

           (f) GOVERNING LAW. This Agreement shall be construed and enforced in accordance with laws of California.

           (g) SEVERABILITY. Whenever possible, each provision of the Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable, in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as closely as possible to conform to the intentions of the parties.

           (h) SECTION HEADINGS. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

        IN WITNESS WHEREOF, parties have caused this Executive Employment Agreement to be executed the day and year first written above.

                                          ISTA PHARMACEUTICALS, INC.



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                                          Robert G. McNeil, Ph.D.
                                          Chairman of the Board


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                                          EXECUTIVE


                                          ------------------------------------
                                          Vicente Anido, Jr., Ph.D.


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